As filed with the Securities and Exchange Commission on July 22, 2004.

Registration No. 333-114138

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TULARIK INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3148800
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1120 Veterans Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

TULARIK SALARY SAVINGS PLAN

(Full title of the plans)

William J. Rieflin

Executive Vice President, Administration, General Counsel and Secretary

TULARIK INC.

1120 Veterans Boulevard

South San Francisco, CA 94080

(650) 825-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

COOLEY GODWARD LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

(650) 843-5000

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment to Registration Statement on Form S-8 filed by Tularik Inc. (the “Company”) with the Securities and Exchange Commission on April 1, 2004 (File No. 333-114138) (the “Registration Statement”) is to (i) remove the reference to an indeterminate number of plan interests to be offered or sold and (ii) correct the table setting forth the calculation of the registration fee (the “Table”). The Table previously reflected the registration of an indeterminate number of plan interests under the Registrant’s Salary Savings Plan, as amended (the “Plan”) which were incorrectly included in the Registration Statement. As corrected, the Table reflects only the increase in the 100,000 shares of the Registrant’s common stock available for issuance under the Plan.

Except as set forth herein, the contents of the Registration Statements relating to the Tularik Salary Savings Plan, as amended are incorporated herein by reference into this Post-Effective Amendment No. 1 to Registration Statement.

CORRECTED CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $.001 per share)	100,000 shares	$24.80	$2,480,000	$314.22

*	$311.18 of the registration fee was previously paid on March 31, 2004, with the original filing of this Registration Statement on Form S-8.

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the Tularik Salary Savings Plan (formerly the Tularik Matching Plan), as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the common stock are based upon the average of the high and low prices of the Company’s common stock on July 20, 2004 as reported on the Nasdaq National Market.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1*	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1*	Power of Attorney is contained on the signature page to this Registration Statement

99.1*	Tularik Salary Savings Plan, as amended

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 21, 2004.

TULARIK INC.

By:	/s/ WILLIAM J. RIEFLIN
William J. Rieflin Executive Vice President, Administration, and Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

* DAVID V. GOEDDEL	Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2004

/s/ WILLIAM J. RIEFLIN WILLIAM J. RIEFLIN	Executive Vice President, Administration, and Acting Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2004

* A. GRANT HEIDRICH, III	Director	July 21, 2004

* EDWARD W. HOLMES	Director	July 21, 2004

* EDWARD R. MCCRACKEN	Director	July 21, 2004

* CRAIG A.P.D. SAXTON	Director	July 21, 2004

*By:	/s/ WILLIAM J. RIEFLIN
William J. Rieflin Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1*	Opinion of Cooley Godward LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1*	Power of Attorney is contained on the signature page to this Registration Statement

99.1*	Tularik Salary Savings Plan, as amended

*	Previously filed.